UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Heckmann Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Heckmann Corporation Pursuant to Rule 14a-6

Under the United States Securities and Exchange Act of 1934

OUR SPECIAL MEETING IS RAPIDLY APPROACHING AND

YOUR VOTE HAS NOT BEEN RECEIVED!

October 22, 2012

    Dear Stockholder:

Our records indicate that you have not yet voted your shares for our 2012 special meeting of stockholders, which is only weeks away. Whether or not you plan to attend the meeting, we urge you to cast your vote using the enclosed duplicate proxy today.

At the special meeting of stockholders, scheduled for November 9, 2012, our stockholders are being asked to approve two very important proposals relating to our merger with Badlands Energy, LLC, a North Dakota limited liability company doing business as Power Fuels. Proposal One asks stockholders to approve the issuance of 95 million shares of our common stock and Proposal Two asks stockholders to approve a reverse stock split in the range of 1-for-2 to 1-for-10.

As detailed in the proxy statement previously mailed to you, your Board of Directors has unanimously approved the merger and recommends that Heckmann stockholders vote FOR the stock issuance proposal and to support the reverse stock split proposal.

Some key factors that influenced the Heckmann Board’s unanimous decision to approve the merger with Power Fuels and its recommendation that the stockholders approve the issuance of our shares of common stock include:

•	an increase and diversification of our customer base and an opportunity to expand our environmental services into the Bakkan Shale area;

•	a stronger financial profile and balance sheet; and

•	given the complementary businesses of both companies, a strategic fit that will generate strong cash flows and increase earnings per share.

The Heckmann Board also recommends a FOR vote for the reverse stock split, believing that the split will increase the price of the company’s stock and in turn make the common stock more attractive to a broader range of institutional and professional investors.

Institutional Shareholder Services (“ISS”), a leading independent proxy advisory firm recently issued their report recommending that Heckmann stockholders vote FOR the stock issuance proposal, FOR the reverse stock split and FOR the adjournment of the special meeting if necessary. In its report ISS states:

“A vote FOR the proposed transaction is warranted in light of complementary businesses of the companies, the favorable strategic fit and strongly positive market reaction – a 55% increase in HEK's stock price since the announcement of the merger.”*

YOUR VOTE IS IMPORTANT!

Your failure to vote will have the same result as a vote against the stock issuance proposal, which would cause us to be unable to close the merger with Power Fuels. We urge all stockholders, even former stockholders who held shares as of the record date for the special stockholders’ meeting, October 8, 2012, but may have since sold their shares, to take a moment now to vote their proxy in favor of both proposals.

PLEASE VOTE TODAY!

We hope that we can count on your support for the proposed merger. If you have any questions, need assistance in voting your shares, or need another copy of our proxy statement, please contact our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885.

Thank you in advance for your support.

Sincerely,

*	Permission to use quotations was neither sought nor obtained.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the United States Securities Exchange Act of 1934, as amended. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, without limitation, forecasts of growth, revenues, earnings, EBITDA and pipeline expansion, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in acquiring and integrating businesses, including Thermo Fluids Inc.; whether certain markets grow as anticipated; and the competitive and regulatory environment. Additional risks and uncertainties are set forth in Heckmann Corporation’s (the “Company”) Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and its Current Report on Form 8-K filed on April 10, 2012, as well as the Company’s other reports filed with the United States Securities and Exchange Commission (the “SEC”) and are available at http://www.sec.gov/ as well as the Company’s website at http://heckmanncorp.com/. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

With respect to the proposed merger of Badlands Energy, LLC (“Power Fuels”) with and into a subsidiary of the Company (the “Merger”), important factors could cause actual results to differ materially from those indicated by forward-looking statements included herein, including, but not limited to, the ability of the Company and Power Fuels to consummate the transaction on the terms set forth in the merger agreement; the risk that anticipated cost savings, growth opportunities and other financial and operating benefits as a result of the transaction may not be realized or may take longer to realize than expected; the risk that benefits from the transaction may be significantly offset by costs incurred in integrating the companies; potential adverse impacts or delay in completing the transaction as a result of obtaining consents from lenders to the Company or Power Fuels; failure to receive the approval of the stockholders of the Company for the issuance of stock for the transaction; and difficulties in connection with the process of integrating the Company and Power Fuels, including: coordinating geographically separate organizations; integrating business cultures, which could prove to be incompatible; difficulties and costs of integrating information technology systems; and the potential difficulty in retaining key officers and personnel. These risks, as well as other risks associated with the merger, will be more fully discussed in the proxy statement that the Company intends to file with the SEC in connection with the proposed Merger.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

None of the Company, Power Fuels or the combined company are responsible for updating the information contained in this document beyond the publication date.

Important Additional Information

This communication does not constitute a solicitation of any vote or approval. The proposed Merger between the Company and Power Fuels will be submitted to the stockholders of the Company in order to obtain approval for the issuance of stock as required by the listing standards of the New York Stock Exchange. In connection with the proposed Merger, the Company will file with the SEC a proxy statement to be used to solicit the required approval of its stockholders. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE ADVISED TO CAREFULLY READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. A definitive proxy statement will be sent to stockholders of the Company seeking their approval of the proposed stock issuance in connection with the Merger. Interested parties, investors and stockholders may obtain a free copy of the proxy statement (when available) and other relevant documents filed by the Company with the SEC from the SEC’s website at http://www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by contacting the Company’s Investor Relations at (212) 481-2050 or by accessing the Company’s investor relations website at www.heckmanncorp.com.

The Company and its respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about these persons is set forth in the Company’s proxy statement relating to its 2012 Annual Meeting of Stockholders as filed with the SEC on March 27, 2012, and subsequent statements of changes in beneficial ownership on file with the SEC. These documents can be obtained free of charge from the sources described above. Stockholders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the transaction (when available), which will be filed with the SEC.